EXHIBIT 4.1

COMMON STOCK	COMMON STOCK
FBU

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON	SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND A STATEMENT OF RIGHTS, PREFERENCES AND PRIVILEGES

CUSIP 449295 10 4

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

ICOS CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY	CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY
AUTHORIZED OFFICER

ICOS CORPORATION

A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights as established, from time to time, by the Articles of Incorporation of the Corporation, the number of shares constituting each class and series, and the designations thereof, may be obtained by the holder hereof upon request and without charge at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT-	as tenants by the entireties	(Cust) (Minor)

JT TEN-	as joint tenants with	under Uniform Gifts to Minors
right of survivorship and
	not as tenants in common	Act
(State)
UNIF TRF MIN ACT- Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)

to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                                   hereby sell, assign and transfer unto

    (PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                                                Shares

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                                                                            Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement dated as of August 9, 2002 as it may be amended or supplemented from time to time (the “Rights Agreement”), between ICOS Corporation (“ICOS”) and Mellon Investor Services LLC ( or any successor thereto), as Rights Agent (or between ICOS and any successor Rights Agent under the Rights Agreement), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ICOS. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. ICOS will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights Beneficially Owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void nontransferable.